Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados (a Brazilian law partnership). Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 mayerbrown.com June 1, 2023 Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM08 Bermuda Assured Guaranty US Holdings Inc. 1633 Broadway New York, New York 10019 Assured Guaranty Municipal Holdings Inc. 1633 Broadway New York, New York 10019 Re: Registration Statement on Form S-3 Dear Ladies and Gentlemen: We have represented Assured Guaranty US Holdings Inc., a Delaware corporation (“AGUS”), and Assured Guaranty Municipal Holdings Inc., a New York corporation (“AGMH”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to debt securities of AGUS (the “AGUS Debt Securities”) and to debt securities of AGMH (the “AGMH Debt Securities”). We have also represented Assured Guaranty Ltd., a Bermuda company (“AGL”), in connection with the preparation and filing with the Commission pursuant to the Securities Act of the Registration Statement relating to: (i) debt securities of AGL (the “AGL Debt Securities”); (ii) guarantees by AGL (the “AGL Debt Securities Guarantees”) of each of the AGUS Debt Securities and the AGMH Debt Securities; (iii) warrants of AGL (the “Warrants”) to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants; (iv) depositary shares of AGL (the “Depositary Shares”) and (v) stock purchase contracts of AGL (the “Stock Purchase Contracts”); and (vi) stock purchase units of AGL (the “Stock Purchase Units”). All such securities are collectively referred to herein as the “Securities.” Certain terms of the Securities will be established by or pursuant to resolutions of the Board of Directors of AGUS, AGMH and/or AGL, as applicable, (the “Corporate Proceedings”). In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of AGUS, AGMH or AGL as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates

Mayer Brown LLP June 1, 2023 Page 2 submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered. Based upon and subject to the foregoing and the qualifications expressed below, we are of the opinion that: (i) The AGUS Debt Securities and the AGMH Debt Securities have each been duly authorized for issuance by AGUS and AGMH, respectively, and, assuming the completion of the Corporate Proceedings with respect thereto and the consistency of the terms thereof with the description of the AGUS Debt Securities and the AGMH Debt Securities, respectively, contained in the Registration Statement and any applicable prospectus supplement, when duly executed and delivered and authenticated in accordance with the indenture under which they are to be issued and when payment therefor is received, will constitute valid and legally binding obligations of AGUS and AGMH, respectively, enforceable against AGUS and AGMH, respectively, in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) The AGL Debt Securities, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto and the consistency of the terms thereof with the description of the AGL Debt Securities contained in the Registration Statement and any applicable prospectus supplement, when duly executed and delivered and authenticated in accordance with the indenture under which they are to be issued and when payment therefor is received, will constitute valid and legally binding obligations of AGL, enforceable against AGL in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) The AGL Debt Securities Guarantees, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the AGL Debt Securities Guarantees contained in the Registration Statement and any applicable prospectus supplement and the due authorization of the AGUS Debt Securities and/or the AGMH Debt Securities guaranteed, when duly executed and delivered, and when the AGUS Debt Securities and/or the AGMH Debt Securities are duly executed, delivered and authenticated in accordance with the indenture under which they are to be issued

Mayer Brown LLP June 1, 2023 Page 3 and when payment therefor is received, will constitute valid and legally binding obligations of AGL, enforceable against AGL in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iv) The Warrant Agreements, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares, preferred shares or debt securities of AGL underlying the Warrants, when duly executed and delivered, will constitute valid and legally binding obligations of AGL, enforceable against AGL in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (v) The Warrants, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares or preferred shares of AGL underlying the Warrants, when duly executed, delivered and countersigned in accordance with the Warrant Agreements and when payment therefor is received, will constitute valid and legally binding obligations of AGL, will be entitled to the benefits provided by the Warrant Agreements and will be enforceable against AGL in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (vi) The deposit agreement for the Depositary Shares, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Depositary Shares contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares, preferred shares or debt securities of AGL underlying the Depositary Shares, when duly executed and delivered, will constitute valid and legally binding obligations of AGL, enforceable against AGL in accordance with their terms, subject, as to enforceability, to any bankruptcy,

Mayer Brown LLP June 1, 2023 Page 4 insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (vii) The Stock Purchase Contracts, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Stock Purchase Contracts contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any securities of AGL underlying the Stock Purchase Contracts, when duly executed and delivered, will constitute valid and legally binding obligations of AGL, enforceable against AGL in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Stock Purchase Contracts; and (viii) The Stock Purchase Units, assuming the due authorization thereof and of the related Stock Purchase Contracts and applicable pledge agreements, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Stock Purchase Units contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares or preferred shares of AGL underlying the Stock Purchase Units, when the related Stock Purchase Contracts and applicable pledge agreements are duly executed and delivered, will constitute valid and legally binding obligations of AGL, enforceable against AGL in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Stock Purchase Units. We are admitted to practice law in the State of Illinois and the State of New York and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of New York, the federal laws of the United States of America and the laws of the State of Delaware.

Mayer Brown LLP June 1, 2023 Page 5 We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Very truly yours, /s/ Mayer Brown LLP Mayer Brown LLP ESB 753948952.2